                            MARINER HEALTH CARE, INC.

                      OFFER TO EXCHANGE OUTSTANDING OPTIONS
            TO PURCHASE COMMON STOCK WITH AN OPTION EXERCISE PRICE OF
                       $20.12 PER SHARE GRANTED UNDER OUR
                      2002 STOCK INCENTIVE PLAN FOR OPTIONS
                   TO BE GRANTED UNDER THAT PLAN IN THE FUTURE

===============================================================================
             THIS OFFER AND THE ASSOCIATED WITHDRAWAL RIGHTS EXPIRE
               AT 12:00 MIDNIGHT, EASTERN TIME, ON JUNE 13, 2003,
                        UNLESS MARINER EXTENDS THE OFFER
===============================================================================


                  Mariner Health Care, Inc., or Mariner, is offering to exchange outstanding options to purchase shares of our common stock with an option exercise price of $20.12 per share granted to eligible employees under the Mariner Health Care, Inc. 2002 Stock Incentive Plan for new options we will grant under that plan. Eligible employees are individuals who are employees of Mariner Health Care, Inc. or any of our subsidiaries on the date of this offer to exchange and who have received such options. We are not making the offer available to our directors. We are making the offer upon the terms and subject to the conditions set forth in this offer to exchange and in the related letter of transmittal, (which together, as they may be amended or supplemented from time to time, constitute the "offer"). The number of shares of common stock subject to the new options to be granted to each option holder will be equal to the number of shares subject to the options tendered by such option holder and accepted by us for exchange. We will grant the new options on the first business day that is six months and one day following the date we cancel the options that we have accepted for exchange. You may only tender options for all of the shares of common stock subject to each individual option grant you have received with an option exercise price of $20.12 per share. Tenders of a portion of the shares subject to an individual option grant will not be accepted.

                  The offer is not conditioned upon a minimum number of options being tendered for exchange, but is subject to the conditions that we describe in Section 6 of this offer to exchange.

                  If you properly tender options for exchange, we will grant you new options under our 2002 Stock Incentive Plan and enter into a new option agreement with you, all as more fully described in the offer. The exercise price per share of the new option grants will be equal to the greater of: (a) $8.00 or
(b) the fair market value (as defined in the 2002 Stock Incentive Plan) per share of our common stock on the date of the grant. Except for those options, which may be issued to our Chief Executive Officer if he elects to participate in this offer, the new options will vest in three equal annual installments beginning on the first anniversary of the date of grant of the new options. Any new options issued to our Chief Executive Officer, if he elects to participate in this offer, will vest in accordance with the terms set forth in his employment agreement, which provides for vesting at a rate of 8.33% per calendar quarter for eleven calendar quarters after the date of grant of the new options, with the remaining options vesting on the third anniversary of the date of the grant. The exercise price of any new option grant made to the Chief Executive Officer will be determined in the same manner as other participants in the offer.

                  ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR OPTIONS.

                  Shares of our common stock are quoted on the OTC Bulletin Board under the symbol "MHCA." On May 15, 2003, the last reported sale price of our common stock on the OTC Bulletin Board was $4.55 per share. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS. HOWEVER, CURRENT MARKET QUOTATIONS SHOULD NOT BE THE ONLY FACTOR YOU CONSIDER IN DECIDING WHETHER OR NOT TO TENDER YOUR OPTIONS.

                  THIS OFFER TO EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  You should direct questions about this offer or requests for assistance or for additional copies of this offer to exchange or the letter of transmittal to Victoria Fortman, Vice President Compensation, Benefits, Human Resources and Information Systems at Mariner Health Care, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346, telephone: (678) 443-7116.

                  The date of this offer to exchange is May 16, 2003.

                                    IMPORTANT

                  If you wish to tender your options for exchange, you must complete and sign the letter of transmittal in accordance with its instructions, and mail, fax or hand deliver it and any other required documents to us at Mariner Health Care, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346, Attn: Dora Henderson, facsimile number: (678) 443-6782.

                  We are not making the offer to, nor will we accept any tender of options from or on behalf of, option holders in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any such jurisdiction.

                  WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                              TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SUMMARY TERM SHEET................................................................................................1
INTRODUCTION......................................................................................................5
CERTAIN RISKS OF PARTICIPATING IN THE OFFER.......................................................................5
THE OFFER.........................................................................................................6
         1.     NUMBER OF OPTIONS; EXPIRATION DATE................................................................6
         2.     PURPOSE OF THE OFFER..............................................................................7
         3.     PROCEDURES FOR TENDERING OPTIONS..................................................................9
         4.     WITHDRAWAL RIGHTS.................................................................................9
         5.     ACCEPTANCE OF OPTIONS FOR EXCHANGE; CANCELLATION
                AND ISSUANCE OF NEW OPTIONS......................................................................10
         6.     CONDITIONS OF THE OFFER..........................................................................10
         7.     PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS...............................................11
         8.     SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS.........................................12
         9.     INFORMATION ABOUT MARINER HEALTH CARE, INC.......................................................13
         10.    INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND
                ARRANGEMENTS CONCERNING THE OPTIONS..............................................................15
         11.    STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING
                CONSEQUENCES OF THE OFFER........................................................................16
         12.    LEGAL MATTERS; REGULATORY APPROVALS..............................................................17
         13.    MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................17
         14.    EXTENSION OF THE OFFER; TERMINATION; AMENDMENT...................................................18
         15.    FEES.............................................................................................18
         16.    ADDITIONAL INFORMATION...........................................................................18
         17.    FORWARD-LOOKING STATEMENTS; MISCELLANEOUS........................................................19
SCHEDULE A - INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE
                   OFFICERS OF MARINER HEALTH CARE, INC
SCHEDULE B - CEO FORM OF OPTION AGREEMENT
SCHEDULE C - NON-CEO FORM OF OPTION AGREEMENT

                               SUMMARY TERM SHEET

                  The following are answers to some of the questions that you may have about the offer. We urge you to read carefully the remainder of this offer to exchange and the accompanying letter of transmittal because the information in this summary is not complete and additional important information is contained in the remainder of this offer to exchange and the letter of transmittal. Where appropriate, we have included section references to the remainder of this offer to exchange where you can find a more complete description of the topics in this summary.

-        WHICH OPTIONS ARE WE OFFERING TO EXCHANGE?
                  We are offering to exchange stock options with an exercise price of $20.12 per share that are outstanding under our 2002 Stock Incentive Plan and were granted to eligible employees for new options to be granted under our 2002 Stock Incentive Plan. See: THE OFFER, Section 1.

-        WHO QUALIFIES AS AN ELIGIBLE EMPLOYEE?
                  An eligible employee is any employee of Mariner or any of our subsidiaries who has received such options. Our directors are not eligible to participate in the offer. See: THE OFFER, Section 1.

-        WHY ARE WE MAKING THE OFFER?
                  The options that are subject to this offer, whether or not they are currently exercisable, have an exercise price that is significantly higher than the current market price of our common stock. By making the offer to exchange outstanding options for new options, we are furthering our commitment to the concept of employees as stockholders. This offer is intended to grant options at an exercise price that is closer to our current stock price, thus providing option holders with the benefit of owning options that over time have a greater potential to increase in value, thereby creating better performance incentives for our employees who hold options. See: THE OFFER, Section 2.

-        WHY DON'T WE SIMPLY REPRICE THE CURRENT OPTIONS?
                  "Repricing" existing options would result in variable accounting for those options, which could require us for financial reporting purposes to record significant additional compensation expense until the repriced options are exercised, cancelled or expired. The offer to exchange has been structured to substantially mitigate the effect of variable accounting.
See: THE OFFER, Section 11.

-        WHAT ARE THE CONDITIONS TO THE OFFER?
                  The offer is not conditioned upon a minimum number of options being tendered. However, the offer is subject to a number of other conditions that are more fully described in Section 6. See: THE OFFER, Section 6.

-        ARE THERE ANY ELIGIBILITY REQUIREMENTS I MUST SATISFY AFTER
         THE EXPIRATION DATE OF THE OFFER TO RECEIVE THE NEW OPTIONS?
                  In order to receive new options, you must be an employee of Mariner or one of our subsidiaries for the entire period from the date you tender options through the date we grant the new options. As discussed below, we will not grant the new options until the first business day that is six months and one day following the date we cancel the options accepted for exchange. If, for any reason, you are not an employee of Mariner or one of our subsidiaries for the entire period from the date you tender options through the date we grant the new options, you will not receive any new options or any other consideration in exchange for your tendered options that we have accepted for exchange. Participation in the offer does not confer upon you the right to remain in the employ of Mariner or any of our subsidiaries. See: THE OFFER, Section 1.

- WHAT IF I AM AN EMPLOYEE OF MARINER WHEN THE OFFER EXPIRES, BUT NOT AN EMPLOYEE WHEN THE NEW OPTIONS BEGIN TO VEST?
                  If you do not expect to be an employee of Mariner when the new options begin to vest, you may not want to accept the offer since you will not be able to exercise the new options. The options that you currently hold may be partially vested already. If you do not accept the offer, then when your employment with Mariner ends, in most cases you will be able to exercise your current options for three months to the extent those options are vested on the day your employment ends, subject to your option agreement. See: THE OFFER,
Section 1.

-         WILL I BE REQUIRED TO GIVE UP ALL MY RIGHTS TO THE CANCELLED OPTIONS?
                  If we accept options tendered by you, those options will be cancelled and you will no longer have any rights under those options even if your right to receive new options terminates. See: THE OFFER, Section 1 and
Section 8.

-         WHAT IF WE ENTER INTO A MERGER OR OTHER SIMILAR TRANSACTION?
                  Although we have no current plans, it is possible that, prior to the grant of new options, we might effect or enter into an agreement such as a merger or other similar transaction. If we are acquired after the date of our acceptance of tendered options but before the date new options are to be granted, the acquiring entity will be obligated to grant you new options under the same terms as provided in this offer. However, in the event that an acquiror uses its own securities as consideration in the acquisition, the type of securities and the number of shares covered by each new option will be determined by the agreement between us and the acquiror based on the same principles applied to the handling of other options to acquire our common stock that are outstanding at the time of the acquisition. If our common stock is acquired in exchange for cash consideration, the resulting entity would remain obligated to treat your new options in the same manner as other outstanding options would be treated in the agreement between us and the acquiror. It is also possible that an acquiror may terminate employees in connection with an acquisition. If your employment was terminated by an acquiror prior to the grant of your new options, you would not receive any new options in exchange for your current options. See: THE OFFER, Section 1.

-         HOW MANY SHARES WILL I BE ENTITLED TO PURCHASE UNDER MY NEW OPTIONS?
                  We will grant you new options to purchase a number of shares of our common stock equal to the number of shares of common stock subject to the options you tender that we accept for exchange. For example, if you tender an option to purchase 500 shares, you will receive a new option to purchase 500 shares. All new options will be granted under our 2002 Stock Incentive Plan and will be subject to the terms and conditions of that plan and a new option agreement between you and us. See: THE OFFER, Section 8.

-        IF I CHOOSE TO TENDER OPTIONS FOR EXCHANGE, DO I HAVE TO TENDER ALL MY
         OPTIONS?
                  You must tender a full option grant. We are not accepting partial tenders of an individual option grant. For example, if you hold an option to purchase 500 shares of common stock at an exercise price of $20.12 per share, you must either tender all or none of that option grant; you cannot tender only part of the grant and retain the remainder of the grant. On the other hand, if you have multiple option grants you may choose not to tender all of your grants. See: THE OFFER, Section 1.

-        WHEN WILL I RECEIVE MY NEW OPTIONS?
                  We will grant the new options on the first business day that is six months and one day after the date we cancel the options accepted for exchange. We anticipate that we will accept options tendered for exchange promptly after the expiration date of the offer and that these options will be deemed cancelled at that time. For instance, if we cancel tendered options on June 14, 2003, the day following the scheduled expiration date, the earliest possible grant date of the new options would be on December 15, 2003. See: THE OFFER, Section 5.

- WHY WON'T I RECEIVE MY NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?
                  If we were to grant the new options on any date that is earlier than six months and one day after the date we cancel the options accepted for exchange, this would constitute "repricing." This would trigger variable accounting, which could require us to record compensation expense against our earnings for financial reporting purposes. By deferring the grant of the new options for six months and one day, we substantially mitigate the effect of variable accounting. See: THE OFFER, Section 11.

- IF I TENDER OPTIONS IN THE OFFER, WILL I BE ELIGIBLE TO RECEIVE OTHER EQUITY BASED INCENTIVE GRANTS BEFORE I RECEIVE MY NEW OPTIONS?

                  If we accept options you tender in the offer, we intend to defer any grant to you of any other equity based incentives such as annual, bonus or promotional options, for which you may otherwise be eligible until that new option grant date pursuant to this offer. See: THE OFFER, Section 5.

- WILL THE TERMS AND CONDITIONS OF MY NEW OPTIONS BE THE SAME AS THE TERMS AND CONDITIONS OF MY TENDERED OPTIONS?
                  They will be the same in all material respects except that the vesting schedule, the date from which the options begin to vest, the date of grant and the date of expiration will be different. See: THE OFFER, Section 8.

-        WHAT WILL THE EXERCISE PRICE OF THE NEW OPTIONS BE?
                  The exercise price per share of the new options will be equal to the greater of: (a) $8.00; or (b) the fair market value (as defined in the 2002 Stock Incentive Plan) per share of our common stock on the date we grant the new options. For this reason, we cannot predict the exercise price of the new options. We recommend that you obtain current market quotations for our common stock before deciding whether to tender your options. See: THE OFFER,
Section 8.

-         WILL I HAVE TO PAY TAXES IF I EXCHANGE MY OPTIONS IN THE OFFER?
                  If you exchange your current options for new options, we believe you will not be required under current law to recognize income for federal income tax purposes at the time of the exchange. Further, at the date of grant of the new options, we believe you will not be required under current law to recognize income for federal income tax purposes. We recommend that you consult with your own tax advisor to determine the tax consequences of tendering options in the offer. See: THE OFFER, Section 13.

-        WILL MY NEW OPTIONS BE NON-QUALIFIED STOCK OPTIONS?
                  Yes. All of your current options are non-qualified and the new options will also be non-qualified. See: THE OFFER, Section 13.

-        WHEN WILL THE NEW OPTIONS VEST?
                  Except for new options that are issued to our Chief Executive Officer, the new options will vest in three equal annual installments beginning on the first anniversary of the date we grant the new options, provided you remain employed by Mariner or a subsidiary on the vesting date. In other words, provided you remain an employee, your new option will be one-third vested on the first anniversary of the date of grant, two-thirds vested on the second anniversary of the date of grant and fully vested on the third anniversary of the date of grant. Any new option issued to our Chief Executive Officer, if he elects to participate in this offer, will vest in accordance with the terms set forth in his employment agreement, which provides for vesting at a rate of 8.33% per calendar quarter for eleven calendar quarters after the date of grant of the new options, with the remaining options vesting on the third anniversary of the date of the grant. See: THE OFFER, Section 8.

- WILL I HAVE TO WAIT LONGER TO PURCHASE COMMON STOCK UNDER MY NEW OPTIONS THAN I WOULD UNDER THE OPTIONS I EXCHANGE?
                  Yes. In most cases, due to the timing of the grant of the current options, complete vesting of your new options will take at least six months longer than under your current options. Although the vesting schedule of the new options is one year shorter than your current options, vesting of the new options will commence on the first anniversary of the date of grant of the new options. Most options subject to the offer have been outstanding for approximately one year. In the case of such options, the six month delay prior to issuance of the new options contemplated by this offer extends the time required for complete vesting by six months. At any time before your new options are fully vested, they will be less vested than your current options would have been at the same point in time had you retained your current options. Because you cannot purchase the common stock underlying your new options until the option is vested, you will have to wait longer to purchase common stock under your new options than under your current options.

                  In the case of our Chief Executive Officer, if he elects to participate in this offer, complete vesting of new options that he would receive in this offer would take at least 18 months longer than under his current options. See: THE OFFER, Section 8.

-        WHEN WILL THE NEW OPTIONS EXPIRE?
                  The new options will expire on the tenth anniversary of the date of the grant, subject to earlier termination under the terms of the option agreement or the plan. See: THE OFFER, Section 8.

- WHAT HAPPENS TO OPTIONS THAT I CHOOSE NOT TO TENDER OR THAT ARE NOT ACCEPTED FOR EXCHANGE?
                  Nothing. Options that you choose not to tender for exchange or that we do not accept for exchange remain outstanding and retain their current exercise price and current vesting schedule. See: THE OFFER, Section 14.

-        HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER OPTIONS IN THE
         OFFER? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE
         NOTIFIED IF IT IS EXTENDED?
                  You have until at least 12:00 midnight, Eastern time, on June 13, 2003, to tender your options in the offer.

                  We may extend the offer at any time, but we cannot assure you that the offer will be extended or, if extended, for how long. If we extend the offer, we will make a company-wide announcement of the extension no later than 9:00 a.m. on the business day following the previously scheduled expiration date. If we extend the offer, we may delay the acceptance and cancellation of any options that have been tendered. See: THE OFFER, Section 1 and Section 14.

-        HOW DO I TENDER MY OPTIONS?
                  If you decide to tender your options, you must deliver, before the offer expires, a properly completed and duly executed letter of transmittal and any other documents required by the letter of transmittal to Mariner Health Care, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346, Attn: Dora Henderson, facsimile number: (678) 443-6782. See: THE OFFER, Section 3.

-        DURING WHAT PERIOD OF TIME MAY I WITHDRAW PREVIOUSLY TENDERED OPTIONS?
                  You may withdraw your tendered options at any time before the offer expires. Because we are not accepting partial tenders of an individual option grant, you may only withdraw options for all of the shares of common stock subject to an individual grant. To withdraw tendered options, you must deliver to us at the address or facsimile number listed above a written notice of withdrawal while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender options only by again following the delivery procedures described above. See: THE OFFER, Section 4.

-        WHAT DO THE COMPANY AND OUR BOARD OF DIRECTORS THINK OF THE OFFER?
                  Although our board of directors has approved the offer, neither we nor our board of directors makes any recommendation as to whether or not you should tender your options. You must make your own decision whether to tender options. For questions regarding tax implications or other investment-related questions, you should consult your own legal, investment and/or tax advisor(s). See: THE OFFER, Section 2.

-        WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?
                  For additional information or assistance, you should contact:

                  Victoria Fortman
                  Vice President Compensation, Benefits,
                  Human Resources and Information Systems
                  Mariner Health Care, Inc.
                  One Ravinia Drive, Suite 1500
                  Atlanta, Georgia 30346
                  Telephone: (678) 443-7116

                                  INTRODUCTION

                  Mariner is offering to exchange outstanding options to purchase shares of our common stock with an option exercise price of $20.12 granted to eligible employees under the Mariner Health Care, Inc. 2002 Stock Incentive Plan for new options that we will grant under that plan. Eligible employees are individuals who are employees of Mariner Health Care, Inc. or any of our subsidiaries on the date of this offer to exchange and who have received such options. We are not making the offer available to our directors. We are making the offer upon the terms and subject to the conditions set forth in this offer to exchange and in the related letter of transmittal. The number of shares of common stock subject to the new options to be granted to each option holder will be equal to the number of shares subject to the options tendered by such option holder and accepted by us for exchange. We will grant the new options on the first business day that is six months and one day following the date we cancel the options that we have accepted for exchange. You may only tender options for all of the shares of common stock subject to each individual option grant you have received with an option exercise price of $20.12 per share. Tenders of a portion of the shares subject to an individual option grant will not be accepted.

                   CERTAIN RISKS OF PARTICIPATING IN THE OFFER

Risks Specific to the Offer.

         IF YOU ELECT TO TENDER YOUR CURRENT OPTIONS FOR EXCHANGE, YOU
COULD LOSE ALL TENDERED OPTIONS AND NOT RECEIVE NEW OPTIONS.
                  Participation in the offer could result in loss of all your tendered options without receipt of new options should the following occur: (i) your employment with us is terminated for any reason before the new options are issued; or (ii) we are acquired or merge after the date of our acceptance of your tendered options but before the date new options are to be granted, and the acquiring company elects to terminate your employment.

         IF YOU ELECT TO TENDER YOUR CURRENT OPTIONS FOR EXCHANGE, COMPLETE VESTING OF YOUR NEW OPTIONS WILL BE LONGER.
                  In most cases, due to the timing of the grant of the current options, complete vesting of your new options will take at least six months longer than under your current options. Although the vesting schedule of the new options is one year shorter than your current options, vesting of the new options will commence on the first anniversary of the date of grant of the new options. Most options subject to the offer have been outstanding for approximately one year. In the case of such options, the six month delay prior to issuance of the new options contemplated by this offer extends the time required for complete vesting by six months. At any given point in time before your new options are fully vested, they will be less vested than your current options would have been at the same point in time had you retained your current options. Because you cannot purchase the common stock underlying your new options until the option is vested, you will have to wait longer to purchase common stock under your new options than under your current options. Finally, if your employment is terminated while any portion of your new option is unvested, the unvested portion will be forfeited, unless otherwise provided in an employment agreement, if any, between you and Mariner.

                  In the case of the Chief Executive Officer, complete vesting of new options he may receive in this offer will take at least 18 months longer than under his current options.

         IF YOU ELECT TO TENDER YOUR CURRENT OPTIONS FOR EXCHANGE, THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN YOUR CURRENT OPTIONS.
                  The exercise price per share of the new options will be the greater of (a) $8.00; or (b) the fair market value (as defined in the 2002 Stock Incentive Plan) per share of our common stock on the date the new options are granted. Due to the over six month delay between the date of our cancellation of options properly tendered pursuant to this offer and the issuance of the new options, it is possible that the exercise price of your new options may be higher than that of your current options.

         IF YOU ELECT TO TENDER YOUR CURRENT OPTIONS FOR EXCHANGE, YOU WILL NOT BE CONSIDERED FOR ANY OTHER EQUITY BASED INCENTIVES FOR WHICH YOU MAY OTHERWISE BE ELIGIBLE UNTIL AFTER YOUR NEW OPTION GRANT DATE. If we accept options you tender in the offer, you will not be considered for any other equity based incentives, such as annual, bonus or promotional options, for which you may otherwise be eligible until after the new option grant date. If you do not tender options in the offer, we intend to continue to consider the granting of additional equity based incentives to you from time to time as part of our normal compensation program. There can be no assurance that any such grants will be made.

Risks Related to Our Business.

                  The information set forth under "Risk Factors" on pages 15-20 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, filed with the SEC on April 11, 2003, is incorporated herein by reference. Copies of our Form 10-K can be obtained in the same manner as set forth in
Section 16 of "The Offer".

                                    THE OFFER

1.       NUMBER OF OPTIONS; EXPIRATION DATE.

                  Upon the terms and subject to the conditions of the offer, we will exchange outstanding options to purchase our common stock with an option exercise price of $20.12 granted under our 2002 Stock Incentive Plan to eligible employees, that are properly tendered for exchange and not validly withdrawn in accordance with Section 4 of this offer before the expiration date, as defined below, for new options we will grant under that plan. Eligible employees are individuals who are employees of Mariner Health Care, Inc., or any of our subsidiaries on the date of this offer to exchange and who have received such options. We are not making the offer available to our directors. In addition, the offer is not available to anyone who is not an employee of Mariner or any of our subsidiaries on the expiration date. IF YOU ARE NOT AN EMPLOYEE OF MARINER OR ONE OF OUR SUBSIDIARIES FOR THE ENTIRE PERIOD FROM THE DATE YOU ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR OTHER CONSIDERATION IN EXCHANGE FOR THE OPTIONS THAT YOU HAVE TENDERED FOR EXCHANGE AND THAT WE HAVE ACCEPTED. This means that if you die, quit or we terminate your employment prior to the date we grant the new options for any reason, you will not receive anything for the options that you tendered for exchange and that we accepted and cancelled.

                  If we are acquired after the date of our acceptance of tendered options but before new options are granted, the acquiring entity will be obligated to grant you new options under the same terms as provided in this offer. However, in the event that an acquiror uses its own securities as consideration in the acquisition, the type of securities and the number of shares covered by each new option will be determined by the agreement between us and the acquiror based on the same principles applied to the handling of other options to acquire our common stock that are outstanding at the time of the acquisition. Also, if our common stock is acquired in exchange for cash consideration, the resulting entity would remain obligated to treat your new options in the same manner as other outstanding options are treated in the agreement between us and the acquiror.

                  It is also possible that an acquiror may terminate employees following an acquisition. If your employment was terminated by an acquiror prior to the grant of your new options, you would not receive any new options or other consideration in exchange for the options you tendered for exchange.

                  Tenders of a portion of the shares subject to an individual option grant will not be accepted. Therefore, you may only tender options for all of the shares of common stock subject to a particular option grant. Our offer is subject to the terms and conditions described in this offer to exchange and the letter of transmittal. We will only accept options that are properly tendered and not validly withdrawn in accordance with Section 4 of this offer to exchange before the offer expires on the expiration date.

                  Subject to the other terms of the offer, unless we terminate the offer pursuant to the terms and conditions hereof, we will grant you new options to purchase that number of shares of our common stock which is equal to the number of shares of common stock subject to the eligible options you elect to exchange and we accept.

Except for any new options issued to the Chief Executive Officer, should he choose to participate in this offer to exchange, new options will vest in three equal annual installments beginning on the first anniversary of the date of grant of the new options, provided you remain our employee on the vesting date. Any new option issued to our Chief Executive Officer, if he elects to participate in this offer, will vest in accordance with the terms set forth in his employment agreement, which provides for vesting at a rate of 8.33% per calendar quarter for eleven calendar quarters after the date of grant of the new options, with the remaining options vesting on the third anniversary of the date of the grant. All new options will be issued under our 2002 Stock Incentive Plan and subject to a new option agreement between you and us.

                The term "expiration date" means 12:00 midnight, Eastern time, on June 13, 2003, unless and until we, in our discretion, extend the period of time during which the offer will remain open, in which event the term "expiration date" will refer to the latest time and date at which the offer, as extended, expires. See Section 14 for a description of our rights to extend, delay, terminate and amend the offer.

                We will notify you if we decide to take any of the following actions prior to the expiration date of the offer:

                  - increasing or decreasing what we will give you in exchange for your options;

                  - decreasing the number of options eligible to be exchanged in the offer; or

                  - increasing the number of options eligible to be exchanged in the offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the options that are subject to the offer immediately prior to the increase.

                If the offer is scheduled to expire within ten business days or less from the date we notify you of such an increase or decrease, we will also extend the offer for a period of ten business days after the date the notice is published. Upon our acceptance of any options that you tender, we will not make any adjustments to what we will give you in exchange for your options or the eligibility of your options.

                  For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time, of such day.

2.       PURPOSE OF THE OFFER.

                  We issued the outstanding options to provide option holders with an opportunity to acquire an, or increase their, ownership interest in us and to create an incentive for them to maximize their contributions to our success, thereby maximizing stockholder value.

                  The options that are the subject of this offer, whether or not they are currently exercisable, have an exercise price that is significantly higher than the current market price of our common stock. By making the offer to exchange outstanding options for new options, we intend to create better performance incentives for, and thus increase the retention rate of, our employees.

                  From time to time we may engage in strategic transactions with business partners, customers and other third parties which could significantly change our structure, ownership, organization or management or the make-up of our board of directors, and which could significantly affect the price of our common stock. If we engage in such a transaction or transactions prior to the date we grant the new options, our common stock price could increase, and the exercise price of the new options could be higher than the exercise price of eligible options you elect to have cancelled as part of the offer. As is outlined in Section 8, the exercise price per share of any new options granted to you in return for your tendered options will be the greater of: (a) $8.00 or
(b) the fair market value (as defined in the 2002 Stock Incentive Plan) per share of our common stock on the date of that grant. You will be at risk of any such increase in our common stock price during the period prior to the grant date of the new options for these or any other reasons.

                  Subject to the foregoing, and except as otherwise described in this offer to exchange or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

                  (a) any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

                  (b) any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

                  (c) any material change in our present dividend policy, or our indebtedness or capitalization;

                  (d) any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

                  (e) any other material change in our corporate structure or business;

                  (f) our common stock not being authorized for quotation on an automated quotation system operated by a national securities association;

                  (g) our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act;

                  (h) the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

                  (i) the acquisition by any person of any material amount of our securities or the disposition of any material amount of our securities; or

                  (j) any change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

                  Although we do not have any plans currently to dispose of a material amount of our assets where such disposition would have a material impact on our revenues or cash flow from operations, we routinely evaluate our portfolio of facilities to ensure they continue to meet our business objectives. Changing market conditions or other factors such as an increase in the frequency and severity of liability claims in a given market may prompt us to dispose of some or all of our facilities in such market.

                  Although we do not have any current plans to change the composition of our board of directors, we are monitoring developments relating to our board of directors' composition as they occur at the SEC, stock exchanges and market systems. We intend to take appropriate action to satisfy applicable listing requirements regarding board composition that may be promulgated by the SEC, applicable exchanges and market systems to which we are subject, including, if necessary, increasing the number of members of our board of directors.

                  NEITHER WE NOR OUR BOARD OF DIRECTORS MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS OFFER TO EXCHANGE AND THE RELATED LETTER OF TRANSMITTAL AND TO CONSULT YOUR OWN LEGAL, INVESTMENT AND/OR TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR OPTIONS FOR EXCHANGE.

3.       PROCEDURES FOR TENDERING OPTIONS.

                  Proper Tender of Options. To validly tender your options pursuant to the offer, you must, in accordance with its terms, properly complete, duly execute and deliver to us the enclosed letter of transmittal, or a facsimile thereof, along with any other required documents. We must receive all of the required documents at Mariner Health Care, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346, Attn: Dora Henderson, on or before the expiration date.

                  THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT YOUR ELECTION AND RISK. IF YOU DELIVER DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE THE MATERIALS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

                  Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our sole discretion, all questions as to form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender with respect to any particular options or any particular option holder. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice.

                  Our Acceptance Constitutes an Agreement. Your tender of options pursuant to the procedures described in the offer constitutes your acceptance of the terms and conditions of the offer. OUR ACCEPTANCE FOR EXCHANGE OF OPTIONS TENDERED BY YOU PURSUANT TO THE OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

                  We may extend the offer at any time, but we cannot assure you that the offer will be extended or, if extended, for how long. If we extend the offer, we will make a company-wide announcement of the extension no later than 9:00 a.m. on the business day following the previously scheduled expiration date. If we extend the offer, we may delay the acceptance and cancellation of any options that have been tendered. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept and cancel promptly after the expiration date all properly tendered options that have not been validly withdrawn.

4.       WITHDRAWAL RIGHTS.

                  You may only withdraw your tendered options in accordance with the provisions of this Section 4.

                  You may withdraw your tender at any time before the expiration date. In addition, unless we accept your tendered options for exchange before 12:00 midnight, Eastern time, on July 14, 2003, you may withdraw your tendered options at any time after that.

                  To validly withdraw tendered options, an option holder must deliver to us at the address set forth in Section 3 a written notice of withdrawal, or a facsimile thereof, with the required information, while the option holder still has the right to withdraw the tendered options. The notice of withdrawal must specify the name of the option holder who tendered the options to be withdrawn, the date of the option grant to be withdrawn and the number of option shares to be withdrawn. Because we are not accepting partial tenders of individual option grants, you may only withdraw options for all of the shares of common stock subject to an individual grant. Except as described in the following sentence, the notice of withdrawal must be executed by the option holder who tendered the options to be withdrawn exactly as such option holder's name appears on the option agreement or agreements evidencing such options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be identified on the notice of withdrawal.

                  You may not rescind any withdrawal. Any options you withdraw will thereafter be deemed not properly tendered for purposes of the offer unless you properly re-tender those options before the expiration date by following the procedures described in Section 3.

                  Neither we nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final and binding.

5.       ACCEPTANCE OF OPTIONS FOR EXCHANGE; CANCELLATION AND ISSUANCE OF NEW
         OPTIONS.

                  Upon the terms and subject to the conditions of the offer and as promptly as reasonably practicable following the expiration date, we will accept for exchange and cancel options properly tendered and not validly withdrawn before the expiration date. We will grant the new options on the first business day that is six months and one day after the date we cancel the options accepted for exchange. For instance, if we cancel tendered options on June 14, 2003, the day following the scheduled expiration date, the earliest possible grant date of the new options would be on December 15, 2003. The exercise price per share of the new options will be equal to the greater of: (a) $8.00 or (b) the fair market value (as defined in the 2002 Stock Incentive Plan) per share of our common stock on the date we grant the new options. For this reason, we cannot predict the exercise price of the new options.

                  If we accept options you tender in the offer, you will not be considered for any other equity based incentives, such as annual, bonus or promotional options, for which you may otherwise be eligible until after that new option grant date.

                  Shares subject to options that are accepted for exchange will be available for future grant in accordance with the terms of the 2002 Stock Incentive Plan. For purposes of the offer, we will be deemed to have accepted for exchange options that are validly tendered and not properly withdrawn as, if and when we give notice to the option holders. Promptly after we accept tendered options for exchange, we will send each tendering option holder a letter indicating the number of shares subject to the options that we have accepted for exchange and which have been cancelled and terminated and, subject to the terms and conditions of the offer, the corresponding number of shares that will be subject to the new options and the expected grant date of the new options.

6.      CONDITIONS OF THE OFFER.

                  Notwithstanding any other provision of the offer, we will not be required to accept any options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act, if at any time on or after the date of this offer to exchange and prior to the expiration date we determine that any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any case regardless of the circumstances giving rise thereto, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the offer or with the acceptance and cancellation of options tendered for exchange:

                  (a) there shall have been instituted any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, before any court, authority, agency or tribunal that directly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer or the issuance of new options; or

                  (b) there shall have been any action pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or Mariner by any court or any authority, agency or tribunal that, in our reasonable judgment, would directly:

                           (1) make the acceptance for exchange of, or issuance of new options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer; or

                           (2) delay or restrict our ability, or render us unable, to accept for exchange, or issue new options for, some or all of the tendered options.

                  The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the expiration date. We may waive them at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any of those rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.

7.       PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS.

                  All shares of our common stock held by stockholders prior to our filing for bankruptcy on January 18, 2000, were cancelled in connection with our emergence from bankruptcy. To satisfy some of our prepetition claims, we issued shares of our common stock to certain claimholders in connection with our emergence from bankruptcy. On May 13, 2002, our common stock first became eligible for quotation on the OTC Bulletin Board. Our common stock is quoted under the symbol "MHCA." As a result, the following table only contains information relating to the common stock issued since our emergence from bankruptcy and illustrates the high and low bid quotations per share of our common stock, as reported on the OTC Bulletin Board.


                                                                                    Bid Quotations for
                                                                                       Common Stock
                                                                     ------------------------ ------------------------
                                                                              High                      Low
                                                                     ------------------------ ------------------------
2003
First Quarter                                                                 $  6.25                 $  2.85
Second Quarter (through May 15, 2003)                                         $  4.51                 $  2.40


                                                                              High                      Low
                                                                     ------------------------ ------------------------
2002
Second Quarter (from May 13, 2002)                                            $14.00                  $12.75
Third Quarter                                                                 $13.25                  $ 7.00
Fourth Quarter                                                                $ 7.75                  $ 4.10


                  As of May 15, 2003, the last trading day prior to the commencement of the offer, the last reported sale price of our common stock on the OTC Bulletin Board was $4.55 per share, and there were 20,000,000 shares outstanding.

                  WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS.

8.       SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS.

                  Consideration. Subject to the terms of the offer, we will grant you new options to purchase that number of shares of common stock which is equal to the number of shares of common stock subject to the eligible options that you elect to exchange and that we accept.

                  If we receive and accept tenders of all outstanding eligible options, we will grant new options to purchase a total of 1,621,060 shares of our common stock. The common stock issuable upon exercise of the new options will equal approximately 8.1% of the total shares of our common stock outstanding as of May 15, 2003.

                  Terms of New Options. The new options will be issued under our 2002 Stock Incentive Plan and a new option agreement will be executed between us and each option holder who accepts the offer. On or as soon as reasonably practicable after the date the new options are granted, we will deliver a new option agreement to each tendering option holder whose tendered options were accepted for exchange and cancelled by us.

                  The following description of the 2002 Stock Incentive Plan and the new option agreements are summaries, and are not complete. Complete information about the 2002 Stock Incentive Plan and the new options is included in the 2002 Stock Incentive Plan and the new option agreements. A copy of the new form of option agreement for our Chief Executive Officer is attached hereto as Schedule B. A copy of the new form of option agreement for all other employees is attached hereto as Schedule C. The forms of the new option agreements have also been filed with the SEC as exhibits to the Schedule TO. To request copies of the 2002 Stock Incentive Plan, or the forms of the new option agreements please contact us at One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346, Attn: Victoria Fortman.

                  General. The 2002 Stock Incentive Plan allows, among other things, the grant of incentive and non-qualified stock options under Section 422 of the Internal Revenue Code. This plan is administered by the compensation committee.

                  Currently, a maximum of 1,978,022 shares of common stock are authorized to be issued and sold pursuant to options granted or to be granted under the 2002 Stock Incentive Plan. As of May 15, 2003, options to purchase up to 1,868,060 of these shares have been granted under the 2002 Stock Incentive Plan. If any option issued under the 2002 Stock Incentive Plan expires or is cancelled or terminated, the shares subject to that option will be available for future grant. No participant may be granted options for more than 439,560 shares in any one year period.

                  Term. The term of the stock options granted under the 2002 Stock Incentive Plan may not exceed ten years, or five years in the case of incentive stock options granted to an employee who holds more than 10% of the voting power of our stock. New options to be granted pursuant to the offer will have a term of ten years, subject to earlier expiration under the conditions set forth in the new option agreements or the 2002 Stock Incentive Plan.

                  Vesting and Exercise. Each grant specifies the period of continuous service by the participant that is necessary before the option or installments will become exercisable and may provide for earlier exercise, in certain circumstances such as in the event of a change of control of Mariner or similar event. Generally, the new options to be granted will vest in three equal annual installments, beginning on the first anniversary of the date of their grant, provided the participant remains employed by Mariner or a subsidiary on the vesting date. Any new options granted to our Chief Executive Officer, if he elects to participate, will vest in accordance with the terms set forth in his employment agreement, which is at a rate of 8.33% per calendar quarter for eleven calendar quarters after the date of grant of the new options, with the remaining options vesting on the third anniversary of the date of the grant. Except as otherwise determined by the board of directors or the compensation committee, no option may be transferred by the participant other than by will or the laws of descent and distribution.

                  IF, FOR ANY REASON, YOU ARE NOT AN EMPLOYEE OF MARINER OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU TENDER OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE. IF WE MERGE OR ARE ACQUIRED AFTER THE DATE OF OUR ACCEPTANCE OF TENDERED OPTIONS BUT BEFORE THE DATE NEW OPTIONS ARE TO BE GRANTED, AND THE ACQUIRING COMPANY TERMINATES YOUR EMPLOYMENT, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE .

                  Exercise Price. The exercise price per share of the new options will be equal to the greater of: (a) $8.00 or (b) the fair market value (as defined in the 2002 Stock Incentive Plan) per share of our common stock on the date we grant the new options. BECAUSE WE WILL NOT GRANT NEW OPTIONS
UNTIL SIX MONTHS AND ONE DAY AFTER THE DATE WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE, IT IS POSSIBLE THAT THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CURRENT OPTIONS. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS. HOWEVER, CURRENT MARKET QUOTATIONS SHOULD NOT BE THE ONLY FACTOR YOU CONSIDER IN DECIDING WHETHER OR NOT TO TENDER YOUR OPTIONS.

                  Options may be exercised by payment in cash or other consideration acceptable to Mariner, by transfer of shares owned by the participant for at least six months, or by a combination of those methods.

                  Adjustments and Amendments. The 2002 Stock Incentive Plan provides that the board of directors or the compensation committee may adjust the option price and number of shares covered by outstanding options as a result of stock splits, recapitalizations, mergers or similar events. In addition, the board of directors or the compensation committee may amend the 2002 Stock Incentive Plan from time to time but, if required, any amendment will be subject to stockholder approval. In no event will any amendment which would impair the rights of a participant be made without the participant's approval.

                  Registration of Shares. All shares of common stock issuable upon exercise of options under the 2002 Stock Incentive Plan, including the shares that will be issuable upon exercise of all new options to be granted pursuant to the offer, have been registered under the Securities Act on a registration statement on Form S-8 filed with the SEC.

                  United States Federal Income Tax Consequences of Non-qualified Stock Options. You should refer to Section 13 for a discussion of the United States federal income tax consequences of accepting or rejecting the new options under the offer.

9.       INFORMATION ABOUT MARINER HEALTH CARE, INC.

                  Mariner Health Care, Inc., through its operating subsidiaries, is one of the largest providers of long-term health care services in the United States, based on net revenue and the number of nursing homes owned and leased. We provide these services primarily through the operation of skilled nursing facilities, or SNFs, and long-term acute care hospitals, or LTACs. As of March 31, 2003, we operated 297 owned, leased or managed facilities in 23 states, including 289 SNFs and eight stand alone assisted living facilities and apartments with 35,419 licensed beds, as well as 13 LTACs in four states with 683 licensed beds. Included in the total number of SNFs are nine managed SNFs with 1,245 licensed beds.

                  Our company was formed through a series of business combinations commencing with the November 1997 merger of Living Centers of America, Inc. (a predecessor to Mariner Health Care, Inc.), and GranCare, Inc. Following this transaction, we changed our name to Paragon Health Network, Inc. In July 1998, following a merger with Mariner Health Group, Inc., we changed our name to Mariner Post-Acute Network, Inc. On January 18, 2000, we filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. Our joint plan of reorganization filed with the Bankruptcy Court and as amended, was confirmed on April 3, 2002 and was effective on May 13, 2002. As part of our emergence from bankruptcy, we changed our name to Mariner Health Care, Inc. In December 2001, we changed our fiscal year end from September 30 to December 31.

                  Our principal executive office is located at One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346 and our telephone number at that address is (678) 443-7000.

                  Set forth below is a summary of our selected consolidated financial information. The information below should be read together with our audited financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on April 11, 2003, and our unaudited condensed consolidated financial statements and the related notes thereto contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed on May 13, 2003, which are incorporated by reference and may be inspected at, and copies may be obtained from, the same places and in the same manner as set forth under Section 16 of this offer to exchange.

Balance Sheet Data.

                                                              Reorganized
                                                                Company                     Predecessor Company
                                                   ----------------------------------|---------------------------------
                                                                                     |
                                                    March 31, 2003    December 31,   | December 31,    September 30,
                                                                          2002       |     2001             2001
                                                   ----------------- ----------------|--------------- -----------------
                                                                                     |
Balance Sheet Dat                                                                    |
                                                                                     |
Working capital                                      $   117,899       $   116,566   | $    347,641     $    334,444
Total assets                                         $ 1,207,273       $ 1,178,738   | $  1,222,355     $  1,230,978
Long-term debt, including current portion(1)         $   483,281       $   484,762   | $  2,112,418     $  2,116,755
Stockholders' equity (deficit)                       $   271,164       $   268,395   | $ (1,467,260)    $ (1,471,509)
Total capitalization                                 $   754,445       $   753,157   | $    645,158     $    645,246
Book value per share (2)                             $      3.15       $      3.01   | $     (22.54)    $     (22.63)

(1) Long-term debt, including current portion, includes approximately $2,052,730 and $2,057,067 classified as liabilities subject to compromise at December 31, 2001 and September 30, 2001, respectively. At September 30, 2000, all long-term debt, including current portion, was classified as liabilities subject to compromise.

(2) Book value per share is computed by dividing total stockholders' equity by the number of shares outstanding, after reducing total stockholders' equity by the amount recorded as goodwill and reorganization value in excess of amounts allocable to identifiable assets.

Statement of Operations Data.


                                        Reorganized Company                            Predecessor Company
                                    ----------------------------------------------------------------------------------------------
                                    Three Months     Eight Months |  Four Months   Three Months      Fiscal Year     Fiscal Year
                                        Ended            Ended    |     Ended          Ended            Ended           Ended
                                      March 31,      December 31, |   April 30,     December 31,     September 30,   September 30,
                                        2003            2002      |     2002           2001              2001            2000
                                      ---------      -----------  |  -----------    ------------     -------------   --------------
                                                                  |
Statement of Operations Data                                      |
                                                                  |
Net revenue                           $ 431,777      $ 1,183,657  |   $   601,437      $ 458,151      $ 1,872,135      $ 1,879,307
Costs and expenses                      425,661        1,218,944  |       590,505        440,615        1,863,657        1,885,867
                                      ---------      -----------  |   -----------      ---------      -----------      -----------
Operating income                          6,116          (35,287) |        10,932         17,536            8,478           (6,560)
                                                                  |
Other income (expense)                                            |
  Interest expense                       (8,283)         (27,166) |        (3,017)        (3,474)          (5,171)         (71,905)
  Interest income                           828            5,485  |         1,154          2,603
                                                                  |                                         6,007           11,366
  Reorganization items                       --               --  |     1,394,309        (13,153)         (47,721)         (10,816)
  Other                                     (50)            (336) |         1,495            (15)            (462)           2,261
                                      ---------      -----------  |   -----------      ---------      -----------      -----------
                                                                  |
Income (loss) from continuing                                     |
operations before income taxes           (1,389)         (57,304) |     1,404,873          3,497          (38,869)         (75,654)
                                                                  |
Provision (benefit) for income                                    |
taxes                                      (557)           1,010  |            --             --           (4,807)         (19,374)
                                      ---------      -----------  |   -----------      ---------      -----------      -----------
Income (loss) from continuing                                     |
operations                                 (832)         (58,314) |     1,404,873          3,497          (34,062)         (56,280)
Discontinued operations                                           |
  Income (loss) from operations                                   |
    of discontinued pharmacy                                      |
    operations                               --               --  |            --            898              667           (2,705)
  Gain on sale of discontinued                                    |
  pharmacy operations                     3,600               --  |        29,082             --               --               --
                                      ---------      -----------  |   -----------      ---------      -----------      -----------
Net income (loss)                     $   2,768      $   (58,314) |   $ 1,433,955      $   4,395      $   (33,395)     $   (58,985)
                                      =========      ===========  |   ===========      =========      ===========      ===========
                                                                  |
Earnings (loss) per share -                                       |
basic and diluted                                                 |
  Loss from continuing                                            |
    operations                        $   (0.04)     $     (2.92) |   $     19.07      $    0.05      $     (0.46)     $     (0.76)
  Gain on sale of discontinued                                    |
    pharmacy operations                    0.18               --  |          0.39           0.01             0.01            (0.04)
                                      ---------      -----------  |   -----------      ---------      -----------      -----------
  Net income (loss) per share         $    0.14      $     (2.92) |   $     19.46      $    0.06      $     (0.45)     $     (0.80)
                                      =========      ===========  |   ===========      =========      ===========      ===========
                                                                  |
Shares used in computing earnings                                 |
  (loss) per share:                                               |
  Basic and diluted                      20,000           20,000  |        73,688         73,688           73,688           73,688
                                      ---------      -----------  |   -----------      ---------      -----------      -----------
Ratio of earnings to fixed                                        |
charges                                    0.85            (0.96) |        442.06           1.98            (5.36)           (0.07)
                                      ---------      -----------  |   -----------      ---------      -----------      -----------


10. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS.

                  A list of our directors and executive officers as of May 15, 2003 is attached to this offer to exchange as Schedule A. Schedule A also shows for each such person the total number of outstanding options and the percentage of total options eligible to be exchanged pursuant to this offer that such number represents. As of May 15, 2003, our executive officers and non-employee directors as a group beneficially owned options outstanding under our stock option plans to purchase a total of 2,046,060 shares of our common stock, which represented approximately 85.3% of the shares subject to all options outstanding under our stock option plans as of that date. Of the total number of shares subject to options held by our executive officers and non-employee directors as a group, options to purchase 1,621,060 shares are held by our executive officers and are subject to the offer. The offer is not being made available to our directors, and none of the options beneficially owned by them are eligible to be exchanged in the offer.

                  On March 31, 2003, each of Julie Purcell and James A. Claunch received grants of options to purchase 20,000 shares of our common stock with a per share exercise price of $3.00. On the same date, Scott Harris received a grant of an option to purchase 10,000 shares of our common stock with a per share exercise price of $3.00. These options vest in four equal annual installments beginning on the first anniversary of the date of grant and contain other provisions standard in our stock option agreements. None of the foregoing are eligible to be exchanged in the offer.

                  Except as otherwise described above, there have been no transactions in options to purchase our common stock or in our common stock which were effected during the 60 days prior to the date of this offer to exchange by Mariner or, to our knowledge, by any officer, director, affiliate or subsidiary of Mariner.

11. STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

                  Options that are validly tendered and accepted by us for exchange in the offer will be cancelled and new options will be issued pursuant to the 2002 Stock Incentive Plan. All of the shares underlying the options tendered and cancelled will be available for future option grants.

                  The options that are the subject of this offer have exercise prices significantly higher than the current market price of our common stock. We believe it is in our best interest to offer holders of such options an opportunity to more effectively participate in the potential growth in our stock price. We could accomplish this goal by repricing existing options, which would enable option holders to immediately receive replacement options with a lower exercise price. However, the repriced options would be subject to variable accounting, which could require us to record additional compensation expense until the repriced options were exercised, cancelled or expired. Furthermore, if we were to cancel a stock option and issue another option with an exercise price that is lower than the exercise price of the cancelled option within the six-month period before or after the date on which the option was cancelled, the cancellation and exchange would be deemed a repricing that results in variable accounting. The cancellation of an existing option and the issuance of another option within this time period would be deemed a repricing even if the issuance of the second option occurs before the cancellation of the first option. Variable accounting may occur with respect to the options held by an individual eligible to participate in the offer, if such individual elects to participate in the offer. However, any additional compensation expense that we are required to record resulting from his participation is not expected to be material.

                  We believe that we can accomplish our goals of providing option holders the benefit of choosing whether they want to receive options that over time may have a greater potential to increase in value, without incurring a material amount of additional current or future compensation expense because:

                  - we do not plan to grant any new options to employees who elect to tender their options and whose options are accepted by us for exchange until the first business day that is six months and one day after the date that we accept and cancel options tendered for exchange;

                  - the exercise price of all new options will be equal to, or in excess of, the fair market value (as defined in the 2002 Stock Incentive Plan) of our common stock on the future date we grant the new options; and

                  - we plan to defer the grant of any other equity based incentives to any option holder who tenders options in the offer until after the date on which we grant the new options.

12.      LEGAL MATTERS; REGULATORY APPROVALS.

                  We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the offer and, other than complying with state securities or "blue sky" laws, we are not aware of any approval or other action by any government or regulatory authority or agency that would be required for the acquisition or ownership of our options as contemplated by the offer. If any such approval or other action should be required, we presently intend to seek that approval or take the other action. We cannot assure you that any approval or other action, including compliance with "blue sky" laws, if needed, would be obtained or would be obtained without substantial conditions, or that the failure to obtain any approval or take any other action might not result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in Section 6 and to our being able to comply on terms we deem reasonable with the requirements of applicable "blue sky" laws.

13.      MATERIAL FEDERAL INCOME TAX CONSEQUENCES.

                  The following is a general summary of the material United States federal income tax consequences applicable to the tender and exchange of options pursuant to the offer, the grant of new options, the tax consequences of the exercise of options and the effect of the offer on untendered options. This discussion is based on the Internal Revenue Code, the relevant legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of this offer to exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. The discussion is limited to option holders in whose hands the stock received upon exercise of an option is considered to be a capital asset. If you live outside of the United States, you may be subject to additional tax consequences. You are encouraged to consult with your tax advisor with respect to the offer.

                  Exchange of Options for New Options. If you exchange outstanding options for new options to be granted six months and a day or more later, you will not be required to recognize income for United States federal income tax purposes at the time of the exchange. The exchange will be treated as a non-taxable exchange.

                  Grant of New Options. You will not be required to recognize any income for United States federal income tax purposes when the new options are granted to you. The grant of the new options is not a taxable event.

                  Exercise of Non-Qualified Stock Options. When a non-qualified stock option is exercised, you will recognize taxable income for United States federal income tax purposes equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and you must satisfy the applicable withholding taxes with respect to such income. The subsequent sale of the shares acquired pursuant to the exercise of your non-statutory stock option generally will give rise to capital gain equal to the amount realized upon the sale of the shares less the sum of the (i) exercise price paid for the shares plus (ii) the taxable income previously recognized in connection with the purchase of those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the sale.

                  WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER, AND ANY FOREIGN TAX LAWS THAT MAY APPLY TO YOU.

                  IF YOU CHOOSE NOT TO EXCHANGE ALL YOUR OPTIONS, WE ALSO RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES APPLICABLE TO THE EXERCISE OF THE OPTIONS YOU DO NOT EXCHANGE AND TO THE SUBSEQUENT SALE OF THE COMMON STOCK PURCHASED UNDER THOSE OPTIONS.

14.      EXTENSION OF THE OFFER; TERMINATION; AMENDMENT.

                  Although we do not currently intend to do so, we expressly reserve the night, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay accepting any options for exchange by giving written notice of the extension to the option holders.

                  We also expressly reserve the right, in our reasonable judgment, prior to the expiration date to terminate or amend the offer or to postpone our acceptance and cancellation of any options tendered for exchange if any of the conditions specified in Section 6 occur, by giving written notice of the termination or postponement to the option holders. Our right to delay the acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) under the Securities Exchange Act, which requires that we must pay the consideration offered or return the options tendered promptly after termination or withdrawal of a tender offer.

                  We may amend the offer at any time by issuing an announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern time, on the next business day after the last previously scheduled or announced expiration date. Any announcement made pursuant to the offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of the change and most likely would be made by e-mail.

                  If we materially change the terms of the offer or the information about the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

15.      FEES.

                  We will not pay any fees or commissions to any broker, dealer or other person for asking option holders to tender eligible options under the offer.

16.      ADDITIONAL INFORMATION.

                  This offer to exchange is a part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to tender your options:

                  (a) our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, filed with the SEC on April 11, 2003;

                  (b) our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2003, filed with the SEC on May 13, 2003; and

                  (c) the description of our common stock included in our registration statement on Form 8-A, filed with the SEC on May 13, 2002, and including any amendments or reports we file for the purpose of updating that description.

                  The SEC file number for these filings is 0-49813. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

                  Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

                  We will also provide without charge to each person to whom we deliver a copy of this offer to exchange, upon their written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

                            Mariner Health Care, Inc.
                                One Ravinia Drive
                                   Suite 1500
                             Atlanta, Georgia 30346
                             Attn: Victoria Fortman

or by telephoning us at (678) 443-7000 between the hours of 9:00 a.m. and 5:00 p.m., Eastern time.

17.      FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

                  Statements contained in this offer to exchange and our other reports filed with the SEC that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                  You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expect," "anticipate," "contemplate," "estimate," "believe," "plan," "project," "predict," "potential," or "continue," or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider the following factors, as well as others contained in our public filings from time to time, which may cause our actual results to differ materially from any forward-looking statement:

                  -        our existing and future indebtedness;

                  - changes in Medicare, Medicaid and certain private payor's reimbursement levels;

                  - existing government regulations and changes in, or the failure to comply with, governmental regulations;

                  - the ability to control costs and implement measures designed to enhance operating efficiencies;

                  -        legislative proposals for health care reform;

                  -        competition;

                  - the ability to attract and retain qualified personnel at a reasonable cost;

                  - changes in the cost and volume of general and professional liability claims;

                  - possible investigations or proceedings against us initiated by states or the federal government;

                  - state regulation of the construction or expansion of health care providers;

                  -        litigation;

                  - unavailability of adequate insurance coverage on reasonable terms; and

                  - an increase in senior debt or reduction in cash flow upon our purchase or sale of assets.

                  Any subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                  WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

MARINER HEALTH CARE, INC.                                         May 16, 2003

                                   SCHEDULE A

                    INFORMATION CONCERNING THE DIRECTORS AND
                EXECUTIVE OFFICERS OF MARINER HEALTH CARE, INC.

         The directors and executive officers of Mariner Health Care, Inc., as well as their positions and offices as of May 15, 2003 are set forth in the following table:

                                                                                NUMBER OF OPTIONS        PERCENTAGE OF TOTAL
                                                                             OUTSTANDING TO PURCHASE      ELIGIBLE OPTIONS
           NAME                       POSITIONS AND OFFICES HELD                   COMMON STOCK               OUTSTANDING
           ----                       --------------------------                   ------------               -----------
Victor Lund                  Chairman of the Board                                    50,000*                    3.1%
Patrick Daugherty            Director                                                 25,000*                    1.5%
Earl P. Holland              Director                                                 25,000*                    1.5%
Mohsin Y. Meghji             Director                                                 25,000*                    1.5%
Philip L. Maslowe            Director                                                 25,000*                    1.5%
M. Edward Stearns            Director                                                 25,000*                    1.5%
C. Christian Winkle          President, Chief Executive Officer and                  439,560                    27.1%
                             Director
Michael E. Boxer             Executive Vice President and Chief                      200,000*                   12.3%
                             Financial Officer
Boyd P. Gentry               Senior Vice President and Treasurer                      65,000                     4.0%
Stefano M. Miele             Senior Vice President, General Counsel and               40,000                     2.5%
                             Secretary
Terry O'Malley               Senior Vice President of Human Resources                 50,000                     3.1%
William Straub               Senior Vice President and Chief Accounting               40,000                     2.5%
                             Officer
David F. Polakoff, M.D.      Senior Vice President of Medical Affairs                 40,000                     2.5%
                             and Chief Medical Officer
Jennifer Kulla               Senior Vice President, Clinical Services                 40,000                     2.5%
Kymberlee Keefe              Senior Vice President, Risk Management                   20,000                     1.2%
John Notermann               Senior Vice President, Corporate Development             40,000                     2.5%
James A. Claunch             Senior Vice President, Shared Services                   20,000*                    1.2%
Julie Purcell                Senior Vice President and Chief Information              20,000*                    1.2%
                             Officer
Scott Harris                 Senior Vice President, Process Change                    20,000**                   1.2%
J. Brent Snelgrove           Senior Vice President, Internal Audit                    20,000                     1.2%
Darrell Zurovec              Senior Vice President, Associate General                 20,000                     1.2%
                             Counsel
Thomas J. Benes              Senior Vice President, Purchasing                        10,000                     0.6%
Denny Barnett                President, Northeastern Region                           20,000                     1.2%
Sandy Klein                  President, Southwest Region                              50,000                     3.1%
H. Paul Schrank, II          President, Carolina Region                               40,000                     2.5%
Dale Zaletel                 President, Rocky Mountain Region                         40,000                     2.5%
Clarence A. Shelton          President, Mid-America Region                            40,000                     2.5%
Darrell Hager                President, South Region                                  40,000                     2.5%
Todd E. Andrews              President, West Region                                   40,000                     2.5%
William A. Cook              President, Specialty Hospital Group                      20,000                     1.2%

*  None of the options indicated are eligible for exchange in the offer.

** Of the total number of options indicated, 10,000 are eligible for exchange in the offer.

The total number of eligible options held is 1,621,060. The address of each director and executive officer is: c/o Mariner Health Care, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346.

                                   SCHEDULE B

                          CEO FORM OF OPTION AGREEMENT

                         NONQUALIFIED STOCK OPTION AWARD
                    PURSUANT TO THE MARINER HEALTH CARE, INC.
                            2002 STOCK INCENTIVE PLAN

         THIS AWARD is made as of the Grant Date, by Mariner Health Care, Inc. (the "Company") to C. Christian Winkle (the "Optionee"). Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a nonqualified stock option (the "Option"), as described below, to purchase the Option Shares.

A.       Grant Date:  _______________.

B.       Type of Option:  Nonqualified Stock Option.

C. Plan (under which Option is granted): Mariner Health Care, Inc. 2002 Stock Incentive Plan.

D. Option Shares: All or any part of ________ shares of the Company's common stock (the "Common Stock"), subject to adjustment as provided in the attached Terms and Conditions.

E. Exercise Price: $_____ per share, subject to adjustment as provided in the attached Terms and Conditions.

F. Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends, generally, on the earliest of:

         (i)      the tenth (10th) anniversary of the Grant Date;

         (ii) three (3) months following the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate (as defined in the Plan) for any reason other than death, Disability (defined in the Plan) or termination of the Optionee's employment or services by the Company with Cause;

         (iii) twelve (12) months following the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate due to death or Disability.


         Notwithstanding the foregoing, the Option shall cease to be exercisable upon the earlier of the following events:

         (i) the date the Optionee ceases to be an employee of the Company or an Affiliate due to termination of the Optionee's employment by the Company or an Affiliate with Cause; or

         (ii) the date the Optionee violates any nonsolicitation on non-compete agreement with the Company or an Affiliate.

         The Option may only be exercised as to the vested Option Shares determined pursuant to the Vesting Schedule. Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions, may apply.

G. Vesting Schedule: The Option shall become vested in accordance with the vesting schedule attached hereto as Exhibit 3. Any portion of the Option which is not vested at the time of Optionee's termination of employment or services with the Company shall be forfeited to the Company.

         IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

                                      MARINER HEALTH CARE, INC.

                                      By:
                                          -------------------------------------
                                      Title:
                                             ----------------------------------

                           TERMS AND CONDITIONS TO THE
                         NONQUALIFIED STOCK OPTION AWARD
                                 PURSUANT TO THE
                            MARINER HEALTH CARE, INC.
                            2002 STOCK INCENTIVE PLAN

         1. Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Mariner Post-Health Care, Inc. 2002 Stock Incentive Plan;

                  (a) the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, and (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the "Purchase Price") in the manner provided in Subsection (b). Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any tax withholding liability, to the extent applicable, Company shall cause to be issued a certificate representing the Option Shares purchased.

                  (b) The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash, certified check, or, alternatively, as follows:

                           (i) by delivery to the Company of a number of shares
                  of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option's exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

                           (ii) by receipt of the Purchase Price in cash from a
                  broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee (defined in the Plan) of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

         2. Withholding. To the extent necessary, the Optionee must satisfy his federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (i) in cash; (ii) by tendering shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of exercise having a Fair Market Value equal to the withholding obligation; (iii) by electing, irrevocably and in writing (the "Withholding Election"), to have the smallest number of whole shares of Common Stock withheld by the Company which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iv) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

                  (a) the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form attached hereto as Exhibit 2; and

                  (b) any Withholding Election will be irrevocable; however, the Committee (as defined in the Plan) may, in its sole discretion, disapprove and give no effect to the Withholding Election.

         3. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

         4. Restriction on Transfer of Option and Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his legal representative) and after his death, only by legal representative of the Optionee's estate.

         5.       Changes in Capitalization.

                  a) The number of Option Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

                  b) In the event of a merger, consolidation, extraordinary dividend, spin-off, sale of substantially all of the Company's assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, the Committee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares. Any determination made by the

         Committee pursuant to this Section 5(b) will be final and binding on the Optionee. Any action taken by the Committee need not treat all optionees equally.

                  c) The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         6. Special Limitations on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

         7. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

         8. Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

         9. Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

         10. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

         11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

         12. Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         13. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

         14. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.

         15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

         16. No Right to Continued Employment. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment by the Company or the continued use of the Optionee's services by the Company.

         17. Definitions. As used in these Terms and conditions and this Award,


                  (a) "Cause" means "Cause" as defined in any employment or other agreement between the Optionee and the Company or an Affiliate, or if none, (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Optionee to substantially perform his duties with the Company or an Affiliate, which has not ceased within ten (10) days after a written demand for substantial performance is delivered to the Optionee by the Company's Chief Executive Officer or the Board of Directors; (ii) willful misconduct or an act of moral turpitude by the Optionee which is materially injurious to the Company, monetarily or otherwise; (iii) the conviction of the Optionee of, or the entering of a plea of nolo contendre by, the Optionee with respect to a felony.

                  (b) "Change in Control": a Change in Control of the Company shall have occurred if:

                           (i) any "Person" (as defined in Section 3(a)(9) of
                  the Securities Exchange Act of 1934 (the "Exchange Act") as modified and used in Sections 13(d) and 14(d) of the Exchange
                  Act) other than (1) the Company or any
                  of its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company's common stock or (5) any of Oaktree Capital Management, LLC, Goldman Sachs Credit Partners, LP, Foothill Partners, LP, Highland Capital Management, L.P. or their respective affiliates (each a "Bank Permitted Holder" and (1) through (5), collectively, the "Permitted Holders") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding voting securities;

                           (ii) during any period of not more than two (2) consecutive years, not including any period prior to the Date of Grant, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 17(b)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                           (iii)    the consummation of a merger or
                  consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation in which no persons (other than the Permitted Holders) acquire 25% or more of the combined voting power of the Company's or such surviving or parent entity's then outstanding securities; or

                           (iv) the consummation of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of a majority or more of the assets of the Company and its subsidiaries, taken as a whole (or any transaction having a similar effect), or the Board of Directors approves the entering into of an agreement with one or more unrelated third parties under which one or more unrelated third parties is given the power to control the management or operations of at least a majority of the assets of the Company and its subsidiaries, taken as a whole.

                           (v)      in the event of the occurrence of a
                  Potential Change of Control described in Section 17(e)(5) or
                  (6), the subsequent occurrence during the pendency of such Potential Change of Control of any of the following events:

                                    (A)      the consummation of a merger or
                           consolidation of the Company or its affiliates with any other Competitive Business having gross revenues in excess of 50% of the gross revenues of the Company and following such merger or consolidation, the Bank Permitted Holder whose acquisition of securities triggered such Potential Change of Control pursuant to Section 17(e)(5) or (6) hereof, owns at least 25% of the outstanding voting securities of the entity resulting from such combination; or

                                    (B)      the acquisition by the Company or
                           its affiliates of substantially all of the assets or securities of any Competitive Business having gross revenues in excess of 50% of the gross revenues of the Company and (i) in the case of an acquisition of securities, the securities acquired represent more than 50% of the combined voting power of the Competitive Business's then outstanding voting securities and (ii) following such acquisition the Bank Permitted Holder whose acquisition of securities triggered such Potential Change of Control pursuant to Section 17(e)(5) or (6) hereof, owns at least 25% of the outstanding voting securities of the Company.

                  (c) "Competitive Business" means any business that competes with the business of the Company or its subsidiaries in any geographical area that is within 15 miles of any geographical area where the Company or its subsidiaries provide their products or services;

                  (d) "Good Reason" shall have the meaning ascribe to such term in any current employment agreement between the Optionee and the Company.

                  (e) "Potential Change of Control" shall be deemed to have occurred if:

                           (1) the commencement of a tender or exchange offer by any third person (other than a tender or exchange offer which, if consummated, would not result in a Change in Control) for twenty percent (20%) or more of the then outstanding shares of common stock or combined voting power of the Company's then outstanding voting securities;

                           (2) the execution of an agreement by the Company, the consummation of which would result in the occurrence of a Change in Control;

                           (3) the public announcement by any person (including the Company) of an intention to take or to consider taking actions which if consummated would constitute a Change in Control other than through a contested election for directors of the Company; or

                           (4) the adoption by the Board of Directors, as a result of other circumstances, including circumstances similar or related to the foregoing, of a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                           (5) an acquisition by a Bank Permitted Holder of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding voting securities; or

                           (6)      the consummation of a merger or
                  consolidation of the Company with any other corporation which is not a Change of Control, but in which a Bank Permitted Holder acquires 30% or more of the combined voting power of the Company's or such surviving entity's then outstanding securities.

          A Potential Change of Control will be deemed to be pending from the occurrence of the event giving rise to the Potential Change of Control until the earlier of the first anniversary thereof or the date the Board of Directors determines in good faith that such events will not result in the occurrence of a Change of Control. Notwithstanding the foregoing, a Potential Change of Control described in Subsections (5) or (6) hereof will not end earlier than two (2) years from the occurrence of the event giving rise to the Potential Change of Control. It is understood and expressly agreed that a Potential Change of Control described in Subsections (5) and (6) hereof will be applicable and given effect only if such Potential Change of Control is followed by an event described in Section 17(b)(v) hereof.

                  (f) Other capitalized terms that are not defined herein have the meaning set forth in the Plan, except where the context does not reasonably permit.

                                    EXHIBIT 1

                              NOTICE OF EXERCISE OF
                            STOCK OPTION TO PURCHASE
                                 COMMON STOCK OF
                            MARINER HEALTH CARE, INC.

Name:
      -----------------------------------------------
Address:
         --------------------------------------------

-----------------------------------------------------
Date:
      -----------------------------------------------


Re:      Exercise of Nonqualified Stock Option

Dear Sir or Madam:

         Subject to acceptance hereof in writing by Mariner Health Care, Inc. (the "Company") pursuant to the provisions of the Mariner Health Care, Inc. 2002 Stock Incentive Plan, I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Company under the Nonqualified Stock Option Award (the "Award") pursuant to the Mariner Health Care, Inc. 2002 Stock Incentive Plan dated as of May 16, 2002. The purchase shall take place as of ____________, _____ (the "Exercise Date").

         On or before the Exercise Date, I will pay the applicable purchase price as follows:

         [ ] by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of the Company.

         [ ] by delivery of a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

         [ ] by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

         [ ] by delivery of the purchase price by ________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in the number of shares indicated above in the name of said broker, dealer or other


                             Exhibit 1 - Page 2 of 2
                  creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

         As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

                                                     Very truly yours,

                                             ----------------------------------



AGREED TO AND ACCEPTED:

-----------------------------

By:
   --------------------------

Title:
      -----------------------

Number of Shares Exercised:
                           -----------------------

Number of Shares Remaining:                             Date:
                           -----------------------            ------------------


                             Exhibit 1 - Page 2 of 2

                                    EXHIBIT 2

                         NOTICE OF WITHHOLDING ELECTION

                            -------------------------


TO:
         ------------------------------
FROM:
         ------------------------------


RE:      Withholding Election


This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1) My correct name and social security number and my current address are set forth at the end of this document.

(2)      I am (check one, whichever is applicable).

         [  ]     the original recipient of the Option.

         [  ]     the legal representative of the estate of the original
                  recipient of the Option.

         [  ]     the legal guardian of the original recipient of the Option.

(3) The Option to which this election relates was issued under the Mariner Health Care, Inc. 2002 Stock Incentive Plan (the "Plan") in the name of
         C. Christian Winkle for the purchase of a total of _________ shares of Common Stock of the Company. This election relates to _______________ shares of Common Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4) In connection with any exercise of the Option with respect to the Common Stock, I hereby elect:

         [ ] to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise.

         [ ] to tender shares held by me for a period of at least six (6) months prior to the exercise of the Option for the purpose of having the value of the shares applied to pay such taxes.

         The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.


                             Exhibit 2 - Page 1 of 2

(5) This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6) I understand that this Withholding Election may not be revised, amended or revoked by me.

(7) I further understand that the Company shall withhold from the shares a whole number of shares having the value specified in Paragraph 4 above, as applicable.

(8) The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(9) Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.


Dated:
       -----------------------               ----------------------------------
                                             Signature


------------------------------               ----------------------------------
Social Security Number                       Name (Printed)


                                             ----------------------------------
                                             Street Address


                                             ----------------------------------
                                             City, State, Zip Code


                             Exhibit 2 - Page 2 of 2

                                    EXHIBIT 3

                                VESTING SCHEDULE


A. The Option shall become vested as to 8.33% of the Option Shares as of the end of each of the first 11 calendar quarters from the Grant Date in which the Executive remains continuously employed by the Company or one of its subsidiaries. On the third anniversary of the Grant Date, the Option shall be vested as to all remaining Option Shares if the Optionee has been continuously employed by the Company or its subsidiaries since the Grant Date.

B. Notwithstanding the foregoing Vesting Schedule, the previously unforfeited portion of the Option will become fully vested upon the occurrence of a Change in Control or if the Optionee's employment is terminated by the Company without Cause or if the Optionee terminates employment for Good Reason.


                             Exhibit 3 - Page 1 of 1

                                   SCHEDULE C

                        NON-CEO FORM OF OPTION AGREEMENT

                         NONQUALIFIED STOCK OPTION AWARD
                    PURSUANT TO THE MARINER HEALTH CARE, INC.
                            2002 STOCK INCENTIVE PLAN

         THIS AWARD is made as of the Grant Date, by Mariner Health Care, Inc. (the "Company") to ____________________________________ (the "Optionee"). Upon
and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a nonqualified stock option (the "Option"), as described below, to purchase the Option Shares.

A.       Grant Date:  _______________.

B.       Type of Option:  Nonqualified Stock Option.

C. Plan (under which Option is granted): Mariner Health Care, Inc. 2002 Stock Incentive Plan.

D. Option Shares: All or any part of __________ shares of the Company's common stock (the "Common Stock"), subject to adjustment as provided in the attached Terms and Conditions.

E. Exercise Price: $_____ per share, subject to adjustment as provided in the attached Terms and Conditions.

G. Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends, generally, on the earliest of:

         (i)      the tenth (10th) anniversary of the Grant Date;

         (ii) three (3) months following the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate (as defined in the Plan) for any reason other than death, Disability (defined in the Plan) or termination of the Optionee's employment or services by the Company with Cause;

         (iii) twelve (12) months following the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate due to death or Disability.

         Notwithstanding the foregoing, the Option shall cease to be exercisable upon the earlier of the following events:

         (i) the date the Optionee ceases to be an employee of the Company or an Affiliate due to termination of the Optionee's employment by the Company or an Affiliate with Cause; or

         (ii) the date the Optionee violates any nonsolicitation or non-compete agreement with the Company or an Affiliate.

         The Option may only be exercised as to the vested Option Shares determined pursuant to the Vesting Schedule. Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions, may apply.

G. Vesting Schedule: The Option shall become vested in accordance with the vesting schedule attached hereto as Exhibit 3. Any portion of the Option which is not vested at the time of Optionee's termination of employment or services with the Company shall be forfeited to the Company.

         IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

                                            MARINER HEALTH CARE, INC.

                                            By:
                                                --------------------------------
                                            Title:
                                                   -----------------------------

                           TERMS AND CONDITIONS TO THE
                         NONQUALIFIED STOCK OPTION AWARD
                                 PURSUANT TO THE
                            MARINER HEALTH CARE, INC.
                            2002 STOCK INCENTIVE PLAN

         1. Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Mariner Post-Health Care, Inc. 2002 Stock Incentive Plan;

                  (a) the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, and (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the "Purchase Price") in the manner provided in Subsection (b). Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any tax withholding liability, to the extent applicable, Company shall cause to be issued a certificate representing the Option Shares purchased.

                  (b) The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash, certified check, or, alternatively, as follows:

                           (i) by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option's exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

                           (ii) by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee (defined in the Plan) of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

         2. Withholding. To the extent necessary, the Optionee must satisfy his federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (i) in cash; (ii) by tendering shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of exercise having a Fair Market Value equal to the withholding obligation; (iii) by electing, irrevocably and in writing (the "Withholding Election"), to have the smallest number of whole shares of Common Stock withheld by the Company which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iv) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

                  (a) the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form attached hereto as Exhibit 2; and

                  (b) any Withholding Election will be irrevocable; however, the Committee (as defined in the Plan) may, in its sole discretion, disapprove and give no effect to the Withholding Election.

         3. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

         4. Restriction on Transfer of Option and Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his legal representative) and after his death, only by legal representative of the Optionee's estate.

         5.       Changes in Capitalization.

                           (a) The number of Option Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

                           (b) In the event of a merger, consolidation, extraordinary dividend, spin-off, sale of substantially all of the Company's assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, the Committee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate

                  Exercise Price of the Option Shares. Any determination made by the Committee pursuant to this Section 5(b) will be final and binding on the Optionee. Any action taken by the Committee need not treat all optionees equally.

                           (c) The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         6. Special Limitations on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

         7. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

         8. Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

         9. Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

         10. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

         11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

         12. Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         13. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

         14. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.

         15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

         16. No Right to Continued Employment. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment by the Company or the continued use of the Optionee's services by the Company.

         17. Definitions. As used in these Terms and conditions and this Award,


                  (a) "Cause" means "Cause" as defined in any employment or other agreement between the Optionee and the Company or an Affiliate, or if none, (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Optionee to substantially perform his duties with the Company or an Affiliate, which has not ceased within ten (10) days after a written demand for substantial performance is delivered to the Optionee by the Company's Chief Executive Officer or the Board of Directors; (ii) willful misconduct or an act of moral turpitude by the Optionee which is materially injurious to the Company, monetarily or otherwise; (iii) the conviction of the Optionee of, or the entering of a plea of nolo contendre by, the Optionee with respect to a felony.

                  (b) "Change in Control": a Change in Control of the Company shall have occurred if:

                           (i) any "Person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") as modified and used in Sections 13(d) and 14(d) of the Exchange
                  Act) other than (1) the Company or any of its subsidiaries,
                  (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company's common stock) or (5) any of Oaktree Capital Management, LLC, Goldman Sachs Credit Partners, LP, Foothill Partners, LP, Highland Capital Management, LP or their respective affiliates (each a "Bank Permitted Holder" and (1) through (5), collectively, the "Permitted Holders"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Parent's then outstanding voting securities;

                           (ii) during any period of not more than two (2) consecutive years, not including any period prior to the Date of Grant, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 17(b)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                           (iii)    the consummation of a merger or
                  consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation in which no persons (other than the Permitted Holders) acquire 25% or more of the combined voting power of the Company's or such surviving or parent entity's then outstanding securities;

                           (iv) the consummation of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of at least a majority of the assets of the Company and its operating subsidiaries, taken as a whole (or any transaction having a similar effect) or the Board of Directors or the Board of Directors of one or more of its subsidiaries approve the entering into of an agreement with one or more unrelated third parties under which such one or more unrelated third parties are given the power to control the management or operations of at least a majority of the assets of the Company and its subsidiaries, taken as a whole;

                           (v) the Company fails to own outstanding securities of Mariner Health Care Management Company, representing at least 51% of the voting power and value of the Mariner Health Care Management Company; or

                           (vi)     in the event of the occurrence of a
                  Potential Change of Control described in Section 11(f)(5) or
                  (6), the subsequent occurrence at any time thereafter of any of the following events:

                                    (A)      the consummation of a merger or
                           consolidation of the Company, Mariner Health Care Management Company or any of their respective affiliates with any other Competitive Business having gross revenues in excess of 50% of the gross revenues of the Company and following such merger or consolidation, a Bank Permitted Holder whose acquisition of securities triggered a Potential Change of Control pursuant to Section 17(e)(5) or (6) hereof, owns at least 25% of the outstanding voting securities of the entity resulting from such combination; or

                                    (B)      the acquisition by the Company,
                           Mariner Health Care Management Company or their affiliates of substantially all of the assets or securities of any Competitive Business having gross revenues in excess of 50% of the gross revenues of the Company and (i) in the case of an acquisition of securities, the securities acquired represent more than 50% of the combined voting power of the Competitive Business's then outstanding voting securities and (ii) following such acquisition, a Bank Permitted Holder whose acquisition of securities triggered a Potential Change of Control pursuant to
                           Section 17(e)(5) or (6) hereof, owns at least 25% of the outstanding voting securities of the Company or Mariner Health Care Management Company.

                  (c) "Competitive Business" means any business that competes with the business of the Company or its subsidiaries in any geographical area that is within 15 miles of any geographical area where the Company or its subsidiaries provide their products or services.

                  (d) "Good Reason" shall have the meaning ascribed to such term in any current employment agreement between the Optionee and the Company.

                  (e) "Potential Change of Control" shall be deemed to have occurred if:

                           (1) the commencement of a tender or exchange offer by any third person (other than a tender or exchange offer which, if consummated, would not result in a Change of Control) for twenty percent (20%) or more of the then outstanding shares of common stock or combined voting power of the Company's then outstanding voting securities;

                           (2) the execution of an agreement by the Company or Mariner Health Care Management Company, the consummation of which would result in the occurrence of a Change of Control;

                           (3) the public announcement by any person (including the Company or Mariner Health Care Management Company) of an intention to take or to consider taking actions which if consummated would constitute a Change of Control other than through a contested election for directors of the Company;

                           (4) the adoption by the Board of Directors, as a result of other circumstances, including circumstances similar or related to the foregoing, of a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred; or

                           (5) the acquisition by a Bank Permitted Holder of securities of the Company or Mariner Health Care Management Company representing more than 30% of the combined voting power of the Company's or Mariner Health Care Management Company's then outstanding voting securities; or

                           (6)      the consummation of a merger or
                  consolidation of the Company or Mariner Health Care Management Company with any other corporation which is not a Change of Control, but in which a Bank Permitted Holder acquires 30% or more of the combined voting power of the Company's, Mariner Health Care Management Company's or such surviving entity's then outstanding securities.

          A Potential Change of Control will be deemed to be pending from the occurrence of the event giving rise to the Potential Change of Control until the earlier of the first anniversary thereof or the date the Board of Directors determines in good faith that such events will not result in the occurrence of a Change of Control. Notwithstanding the foregoing, a Potential Change of Control described in Subsections (5) or (6) hereof will not end earlier than two (2) years from the occurrence of the event giving rise to the Potential Change of Control. It is understood and expressly agreed that a Potential Change of Control described in Subsections (5) or (6) hereof will be applicable and given effect only if such Potential Change of Control is followed by an event described in Section 17(b)(vi) hereof.

                  (d) Other capitalized terms that are not defined herein have the meaning set forth in the Plan, except where the context does not reasonably permit.

                                    EXHIBIT 1

                              NOTICE OF EXERCISE OF
                            STOCK OPTION TO PURCHASE
                                 COMMON STOCK OF
                            MARINER HEALTH CARE, INC.

Name:
      -----------------------------------------------
Address:
         --------------------------------------------

-----------------------------------------------------
Date:
      -----------------------------------------------


Re:      Exercise of Nonqualified Stock Option

Dear Sir or Madam:

         Subject to acceptance hereof in writing by Mariner Health Care, Inc. (the "Company") pursuant to the provisions of the Mariner Health Care, Inc. 2002 Stock Incentive Plan, I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Company under the Nonqualified Stock Option Award (the "Award") pursuant to the Mariner Health Care, Inc. 2002 Stock Incentive Plan dated as of __________. The purchase shall take place as of ____________, _____ (the "Exercise Date").

         On or before the Exercise Date, I will pay the applicable purchase price as follows:

         [ ] by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of the Company.

         [ ] by delivery of a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

         [ ] by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

         [ ] by delivery of the purchase price by ________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other


                             Exhibit 1 - Page 1 of 2
                  creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

         As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

                                                       Very truly yours,

                                                  ----------------------------


AGREED TO AND ACCEPTED:

-----------------------------

By:
   --------------------------

Title:
      -----------------------

Number of Shares Exercised:
                           --------------------------

Number of Shares Remaining:                                Date:
                           --------------------------           ---------------


                             Exhibit 1 - Page 2 of 2

                                    EXHIBIT 2

                         NOTICE OF WITHHOLDING ELECTION

                            -------------------------


TO:
         -----------------------------------
FROM:
         -----------------------------------

RE:      Withholding Election


This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1) My correct name and social security number and my current address are set forth at the end of this document.

(2)      I am (check one, whichever is applicable).

         [  ]     the original recipient of the Option.

         [  ]     the legal representative of the estate of the original
                  recipient of the Option.

         [  ]     the legal guardian of the original recipient of the Option.

(3) The Option to which this election relates was issued under the Mariner Health Care, Inc. 2002 Stock Incentive Plan (the "Plan") in the name of _________________________ for the purchase of a total of _________
         shares of Common Stock of the Company. This election relates to _______________ shares of Common Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4) In connection with any exercise of the Option with respect to the Common Stock, I hereby elect:

         [ ] to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise.

         [ ] to tender shares held by me for a period of at least six (6) months prior to the exercise of the Option for the purpose of having the value of the shares applied to pay such taxes.

         The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

                             Exhibit 2 - Page 1 of 2

(5) This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6) I understand that this Withholding Election may not be revised, amended or revoked by me.

(7) I further understand that the Company shall withhold from the shares a whole number of shares having the value specified in Paragraph 4 above, as applicable.

(8) The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(9) Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.


Dated:
       -----------------------               ----------------------------------
                                             Signature


------------------------------               ----------------------------------
Social Security Number                       Name (Printed)


                                             ----------------------------------
                                             Street Address


                                             ----------------------------------
                                             City, State, Zip Code


                             Exhibit 2 - Page 2 of 2

                                    EXHIBIT 3

                                VESTING SCHEDULE


A. The Option shall become vested as to one-third of the Option Shares as of each of the first three anniversary dates of the Grant Date, provided that the Optionee remains continuously employed by the Company or one of its subsidiaries through such date.

B. Notwithstanding the foregoing Vesting Schedule, the previously unforfeited portion of the Option will become fully vested upon the occurrence of a Change in Control or if the Optionee's employment is terminated by the Company without Cause or if the Optionee terminates employment for Good Reason.


                             Exhibit 3 - Page 1 of 1